Exhibit 99(a)(1)(C)

Return to: MSC Income Fund, Inc. 430 W. 7th Street Kansas City, Missouri 64105 Hines Investor Relations Toll-Free: 888.220.6121 Website: mscincomefund.com/investors

NOTICE OF WITHDRAWAL OF TENDER REGARDING SHARES HELD IN MSC INCOME FUND, INC.

COMPLETING AND RETURNING THIS FORM WILL RESCIND YOUR SHARE REPURCHASE REQUEST. PLEASE ONLY COMPLETE AND RETURN THIS FORM IF YOU WISH TO RESCIND YOUR PENDING SHARE REPURCHASE REQUEST FOR THE OFFER DATED DECEMBER 21, 2023.

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the shares of MSC Income Fund, Inc. (the “Company”) previously tendered will not be purchased by the Company.

Information

Tendered pursuant to the Offer to Purchase dated December 21, 2023.

The offer and withdrawal rights will expire at, and this Notice of Withdrawal must be received by the Company either by hand-delivery, mail or facsimile, before 5:00 P.M., Central Time, on January 19, 2024, unless the offer is extended.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN TO THE FOLLOWING ADDRESS:

MSC Income Fund, Inc.
430 W. 7th Street
Kansas City, Missouri 64105
Phone: 888.220.6121
Fax: 877.616.1113

You are responsible for confirming that this Notice of Withdrawal is received by the Company at the address above.

One	Investor Information

Print name(s) as registered on the account.	Name(s) On the Account

	Account Number	Social Security Number or TIN on Account
Financial Advisor Name and Phone Number

Two	Withdrawal Request
The undersigned hereby withdraws the tender of its Shares to the Company for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated _________________________.

This tender was in the amount of: All Shares as of the Expiration Date, or _____________ Number of Shares.

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

Three	Authorized Signatures

Sign exactly as your account is registered	Investor Name (Please Print) Signature Date
Investor Name (Please Print) Signature Date

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